                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                             SCHEDULE 14A INFORMATION

         PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement           [ ]  Confidential, for Use of the
                                                Commission Only (as permitted
                                                by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Rule 14a-12

                            ProAssurance Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

The filing fee of $____ was calculated on the basis of the information that follows:

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------


     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11

          ----------------------------------------------------------------------


     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------


     (5)  Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------


[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

Amount Previously Paid:

          ----------------------------------------------------------------------


Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------


Filing Party:

          ----------------------------------------------------------------------


Date Filed:

          ----------------------------------------------------------------------

                            PROASSURANCE CORPORATION
                              100 BROOKWOOD PLACE
                           BIRMINGHAM, ALABAMA 35209
                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 28, 2003
                             ---------------------

TO OUR STOCKHOLDERS:

     The Annual Meeting of Stockholders (the "Annual Meeting") of ProAssurance Corporation (the "Company") will be held at 10:30 a.m., local time, on Wednesday, May 28, 2003, at the Harbert Center, 2019 Fourth Avenue North, Birmingham, Alabama 35203, for the following purposes:

          (1) To elect four (4) directors of the Company to serve until the 2006 Annual Meeting and until their successors are elected and qualified; and

          (2) To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

     The Board of Directors has set March 31, 2003, as the record date for the Annual Meeting. Only holders of record of shares of the Company's common stock at the close of business on the record date will be entitled to notice of, and to vote at, the Annual Meeting. The stock transfer books will not be closed.

     The Annual Meeting may be adjourned from time to time without notice other than announcement at the meeting or adjournments thereof, and any business for which notice is hereby given may be transacted at any such adjournment.

     Details concerning those matters to come before the Annual Meeting are provided in the accompanying Proxy Statement. Whether you plan to attend the Annual Meeting or not, please sign, date and return the enclosed proxy card in the envelope provided. Returning your proxy card does not deprive you of your right to attend the Annual Meeting and to vote your shares in person.

     A copy of the Company's Annual Report to the Stockholders for the year ended December 31, 2002, is enclosed. We hope you will find it informative.

                                           By order of the Board of Directors,
                                           /s/ Howard H. Friedman
                                           Howard H. Friedman
                                           Secretary

April 24, 2003

                            PROASSURANCE CORPORATION
                              100 BROOKWOOD PLACE
                           BIRMINGHAM, ALABAMA 35209
                             ---------------------

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 28, 2003
                             ---------------------

SOLICITATION OF PROXIES

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of ProAssurance Corporation (sometimes referred to as "ProAssurance" or the "Company") to be voted at the Annual Meeting of the Stockholders (the "Annual Meeting") to be held at 10:30 a.m., local time, on Wednesday, May 28, 2003, at the Harbert Center, 2019 Fourth Avenue North, Birmingham, Alabama 35203, or at any adjournment or postponement thereof. At the Annual Meeting, the stockholders will be asked to elect four (4) members to the Board of Directors of the Company to serve as Class II Directors until the 2006 Annual Meeting.

     The Proxy Statement and proxy card are first being mailed to the stockholders of the Company on or about April 24, 2003. The Company will bear the cost of solicitation of proxies. The Company has requested brokers or nominees to forward this Proxy Statement to their customers and principals and will reimburse them for expenses incurred in so doing. If deemed necessary, the Company may also use its officers and regular employees, without additional compensation, to solicit proxies personally or by telephone.

     The Board of Directors has set March 31, 2003 as the record date for the Annual Meeting. Only stockholders of record at the close of business on the record date will be entitled to notice of and to vote at the Annual Meeting. At the close of business on the record date there were 28,880,185 outstanding shares of common stock of the Company, par value $0.01 per share, with each stockholder entitled to one vote in person or by proxy for each share of Common Stock on all matters properly to come before the Annual Meeting.

     Any person who held certificates for shares of Medical Assurance (or MAIC Holdings) common stock or for shares of Professionals Group common stock on the record date will be entitled to vote the number of shares of ProAssurance common stock into which the shares evidenced by the certificate have been converted. PERSONS WHO HAVE NOT EXCHANGED THEIR CERTIFICATES FOR PROFESSIONALS GROUP COMMON STOCK FOR PROASSURANCE COMMON STOCK AND CASH ARE ENCOURAGED TO DO SO. FOR INFORMATION AS TO THE PROCEDURE FOR SURRENDERING CERTIFICATES OF PROFESSIONALS GROUP COMMON STOCK IN EXCHANGE FOR CERTIFICATES FOR PROASSURANCE COMMON STOCK, PLEASE CONTACT FRANK O'NEIL, SENIOR VICE PRESIDENT, PROASSURANCE CORPORATION, EITHER BY MAIL AT P.O. BOX 590009, BIRMINGHAM, ALABAMA 35259-0009, OR BY TELEPHONE AT (205) 877-4400 OR (800) 282-6242.

VOTING INSTRUCTIONS

     The record owners of ProAssurance common stock may vote their shares on matters properly presented at the Annual Meeting in four ways:

     - By signing and returning the enclosed proxy card in the enclosed envelope; or

     - By voting on the Internet at WWW.EPROXY.COM/PRA in accordance with instructions on the enclosed proxy card; or

     - By telephone by calling 1-800-435-6710 on a touchtone telephone and following the instructions on the enclosed proxy card; or

     - By attending the meeting and voting in person.

Shares of common stock held in the name of a nominee such as a broker or bank must be voted in accordance with instructions provided by the nominee.

     All shares of Common Stock represented by proxies properly received at or prior to the Annual Meeting and not revoked will be voted in accordance with the instructions in the proxy. If no instructions are indicated on the proxy, the shares represented by that proxy will be voted FOR the election of each director nominee nominated by the Board of Directors.

     Proxies may be revoked prior to the Annual Meeting by either (i) submitting to ProAssurance a properly executed proxy bearing a later date, or (ii) by voting by telephone or Internet at a later date or in person at the meeting, or
(iii) by giving written notice of revocation to the Secretary of ProAssurance. The mailing address of ProAssurance is P.O. Box 590009, Birmingham, Alabama 35259-0009, and the street address is 100 Brookwood Place, Birmingham, Alabama 35209.

VOTE REQUIRED

     The presence, in person or by proxy, of the holders of one-third of the shares of ProAssurance common stock entitled to vote at the meeting will constitute a quorum to conduct business at the Annual Meeting. Proxies received but marked as abstentions and "broker non-votes" (which occur where shares held by brokers or nominees for beneficial owners are not voted on a matter) will be included in the calculation of the number of shares considered to be present at the meeting.

     Directors will be elected by a plurality of the votes cast in person or by proxy at the Annual Meeting. With respect to the election of directors, a stockholder may vote for all four nominees or withhold authority to vote for any or all of the nominees. Because directors are elected by a plurality of the votes cast, votes to withhold authority with respect to one or more nominees and broker non-votes will have no effect on the outcome of the election.

                             ELECTION OF DIRECTORS

BOARD OF DIRECTORS

     The Certificate of Incorporation of ProAssurance provides that the Board of Directors is comprised of at least three and not more than twenty-four directors, as determined by the Board of Directors. The Board of Directors currently has eleven directors. The Certificate of Incorporation requires that the directors be divided into three classes as nearly equal as possible and that the directors serve staggered terms of three years. Any vacancies on the Board of Directors resulting from the death, resignation or removal of a director or from any increase in the number of directors may be filled by action of the remaining directors. A Director elected by the directors to fill a vacancy on the Board of Directors holds office until the next election of the class of directors for which such director has been chosen.

     The Agreement to Consolidate between Medical Assurance and Professionals Group dated June 22, 2000, and amended November 1, 2000 (the "Consolidation Agreement") provided that the initial Board of Directors of ProAssurance would be comprised of eleven directors divided into three classes designated as Class I, Class II and Class III. Four directors would be appointed as Class I Directors to serve until the 2002 annual meeting; four directors would be appointed as Class II Directors to serve until the 2003 annual meeting; and three directors would be appointed as Class III Directors to serve until the 2004 annual meeting. The Consolidation Agreement further provided that Professionals Group would have the right to appoint one director to serve in each class for a total of three directors and that Medical Assurance would have the right to appoint a total of eight directors to be divided among the three classes of directors. Professionals Group appointed Ann F. Putallaz as a Class I Director, William H. Woodhams as a Class II Director and Victor T. Adamo as a Class III Director. The Consolidation Agreement requires the ProAssurance Board of Directors to nominate a person selected by the directors nominated by Professionals Group to fill the vacancy created upon the expiration of the first term of each director nominated by Professionals Group. The Board of

Directors is required to recommend to the ProAssurance stockholders that the nominee so nominated be elected to the Board of Directors and is further required to solicit proxies in favor of the election of such nominee to the Board of Directors. William H. Woodhams has been nominated by the directors nominated by Professionals Group to fill the vacancy on the expiration of his term as a director.

     In addition to Dr. Woodhams, the Board of Directors has nominated John J. McMahon, Jr. and John P. North, Jr. for election as directors at the Annual Meeting to fill the vacancies arising on the expiration of their terms as Class II Directors. The Board of Directors has also nominated Wilfred W. Yeargan, Jr. for election as a Class II Director to fill the vacancy arising upon the retirement of Leon C. Hamrick upon the expiration of his current term. Each of the nominees has been nominated upon the recommendation of the Nominating Committee. The Nominating Committee has not recommended anyone for election to fill the vacancy created in the Class III Directors arising upon the resignation of Drayton Nabers when he resigned to serve as Finance Director for the State of Alabama. The Board of Directors may at a later date either elect a director to fill the vacancy or reduce the size of the Board of Directors.

     The persons named in the enclosed Proxy have advised that, unless a contrary direction is indicated on the enclosed Proxy, they intend to vote the shares appointing them as proxies in favor of the nominees named herein. If the nominees should be unable to serve, and the Board of Directors knows of no reason to anticipate this will occur, the Proxies will be voted for a substitute selected by the Board of Directors, or the Board of Directors may decide not to elect an additional person as a director. The persons named in the enclosed Proxy will have no authority to vote for the election of any person other than the nominees or their substitutes in the election of directors.

     Biographical information regarding each nominee for election to the Board of Directors and each of the other directors is set forth below and the stock ownership with respect to each nominee and director is set forth in the table under "Principal Stockholders."

NOMINEES FOR ELECTION AS CLASS II DIRECTORS (2006)

     JOHN J. MCMAHON, JR., ESQ. (Age 60) has served as a director of ProAssurance since February 22, 2002. Since 1999, Mr. McMahon has served as Chairman of Ligon Industries and as Chairman of the Executive Committee of McWane, Inc. in Birmingham, Alabama. Prior to that time, Mr. McMahon served as Chairman of the Board of McWane, Inc. Mr. McMahon also serves as a director of John H. Harland Co., Protective Life Corporation, and Alabama National Bancorporation.

     JOHN P. NORTH, JR., C.P.A. (Age 65) has served as a Director of ProAssurance since it began operations in June 2001, and as a director of Medical Assurance, Inc. since 1996. Mr. North is a certified public accountant who was a partner of the accounting firm of Coopers & Lybrand LLP until his retirement in September 1995.

     WILLIAM H. WOODHAMS M.D. (Age 65) has served as a director of ProAssurance since it began operation in June 2001. Prior to that time, Dr. Woodhams served as a director of Professionals Group, Inc. (since 1996) and its Chairman (since
1999) and director of ProNational Insurance Company since 1980. Dr. Woodhams is a board certified family practice physician and has been in private practice in Kalamazoo, Michigan since 1964.

     WILFRED W. YEARGAN, JR. M.D. (Age 63) has practiced medicine in Tuscaloosa, Alabama, specializing in ophthalmology for over thirty years. Dr. Yeargan has participated as a member of the underwriting and claims advisory committees of The Medical Assurance Company, Inc. since it began operations in 1977.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE NOMINEES NOMINATED FOR ELECTION AS DIRECTORS BY THE BOARD OF DIRECTORS.

CLASS I DIRECTORS (2005)

     LUCIAN F. BLOODWORTH (Age 62) was elected as a director on August 22, 2002. Mr. Bloodworth is the President of Cain Manufacturing and the Chairman of Jay Electric, Inc., two Birmingham, AL-based firms. Mr. Bloodworth is a director of National Bank of Commerce of Birmingham, Alabama, and served as its Executive Vice President from 1983 to 1987. Mr. Bloodworth has been a fellow of the Society of Actuaries and a member of the American Academy of Actuaries.

     A. DERRILL CROWE, M.D. (Age 66) has served as a Director and as Chairman of the Board and Chief Executive Officer of ProAssurance since it began operations in June 2001. Dr. Crowe has served as a director and Chairman, President and Chief Executive Officer of Medical Assurance, Inc. since its organization in 1995 and as President and Chief Executive Officer and a director of The Medical Assurance Company, Inc. (formerly Mutual Assurance, Inc.) since its first operations in 1977.

     ROBERT E. FLOWERS, M.D. (Age 53) has served as a director of ProAssurance since it began operations in June 2001. Prior to that date, Dr. Flowers served as a director of Medical Assurance, Inc. (since 1995) and as a director of The Medical Assurance Company, Inc. (since 1985). Dr. Flowers practiced as a physician with Gynecology Associates of Dothan P.C., Dothan, Alabama, prior to his retirement in 2001.

     ANN F. PUTALLAZ, PH.D. (Age 57) has served as a director of ProAssurance since it began operations in June 2001. Prior to that time, Ms. Putallaz served as a director of Professionals Group, Inc. (since 1996) and its Vice Chairman (since 1999). For the past five years, Ms. Putallaz has been the Vice President and director of marketing information services of Munder Capital Management, an investment advisor to The Munder Funds, an open end investment company registered under the Investment Company Act of 1940.

CLASS III DIRECTORS (2004)

     VICTOR T. ADAMO, ESQ. CPCU (Age 55) has served as a director and Vice Chairman, President and Chief Operating Officer of ProAssurance since it began operations in June 2001. Prior to that time, Mr. Adamo served as a director and President and Chief Executive Officer of Professionals Group (since 1996). Mr. Adamo has served as a director of ProNational Insurance Company since 1990 and its chief executive officer since 1987. Prior to joining ProNational, Mr. Adamo was in private legal practice from 1975 to 1985.

     PAUL R. BUTRUS (Age 62) has served as a director of ProAssurance since it began operations in June 2001, and was appointed its Vice Chairman in September 2001. Prior to that time, Mr. Butrus was a director and Executive Vice President and Chief Operating Officer of Medical Assurance, Inc. (since 1995). Mr. Butrus has held various positions with The Medical Assurance Company, Inc. since 1977.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The By-Laws of ProAssurance establish four standing committees of the Board of Directors: the Executive Committee, the Nominating Committee, the Compensation Committee and the Audit Committee.

     Executive Committee. The Executive Committee has the authority during intervals between the meetings of the Board of Directors to exercise all powers and authority of the Board of Directors in the management of the business and affairs of ProAssurance, except that the Executive Committee has no power or authority to alter or repeal any resolution adopted by the Board of Directors that by its terms is not subject to amendment or repeal by the Executive Committee or any resolution relating to the establishment or membership of the Executive Committee and the Executive Committee may not authorize matters required by law to be passed upon by the full Board. The By-Laws provide that the Executive Committee have at least three members including the Chairman and Chief Executive Officer and the Vice Chairman of the Board. The members of the Executive Committee are: A. Derrill Crowe, Chairman, Victor T. Adamo, Paul R. Butrus and Robert E. Flowers. The Executive Committee did not meet in 2002.

     Nominating Committee. The Nominating Committee is responsible for fielding a slate of candidates for election as directors at each annual meeting and to fill vacancies otherwise created on the Board of Directors. The members of the Nominating Committee are: Leon C. Hamrick, Chairman; John P. North; Jr. and William H. Woodhams. The Nominating Committee met two times in 2002, and all members were present.

     Compensation Committee. The Compensation Committee establishes the compensation arrangements for the Chief Executive Officer and approves compensation for other senior management personnel. The Compensation Committee is the administrator of the ProAssurance Corporation Incentive Compensation Stock Plan. The members of the Compensation Committee are: Robert E. Flowers, Chairman, Leon C. Hamrick and John J. McMahon, Jr. The Compensation Committee had one meeting in 2002, at which all members were present.

     Audit Committee. The duties and responsibilities of the Audit Committee are set forth in its written charter and include the following: to recommend to the Board of Directors the independent accountant to audit the consolidated financial statements of ProAssurance and its subsidiaries; to serve as an independent and objective party to assist the Board of Directors in its oversight of the Company's financial reporting principles and policies and internal controls and procedures; to provide an evaluation of the independence of the independent auditors; to review the fees of the independent auditors for audit and non-audit services; and to review reports and other communications between management and the independent auditors with respect to accounting methods and systems of internal control. The charter for the audit committee was adopted by the Board of Directors prior to the passage of the Sarbanes-Oxley Act of 2002, and it is expected that the charter will be amended as required by that legislation and rules promulgated thereunder by the Securities and Exchange Commission and the New York Stock Exchange. All of the members of the Audit Committee are independent directors as defined in the current listing standards of the New York Stock Exchange and as the listing standards are proposed to be amended pursuant to rules promulgated by the Securities and Exchange Commission under the Sarbanes-Oxley Act. The members are: John P. North, Jr., Chairman, Lucian F. Bloodworth, Leon C. Hamrick and Ann F. Putallaz. The Audit Committee held four meetings during 2002, at which all members were present.

     Director Compensation. At the February 2002 meeting, the Board of Directors approved payment of compensation to non-employee directors at the rate of $2,000 per month and $1,000 for each day that a director attends a Board or committee meeting. Non-employee directors are eligible to participate in the ProAssurance Corporation Stock Ownership Plan.

     Meetings of the Board. The Board of Directors had five meetings during 2002. None of the directors attended fewer than seventy-five percent of the total number of meetings of the Board of Directors and of the committees on which he or she served.

                             EXECUTIVE COMPENSATION

     The following table sets forth a summary of the compensation paid or accrued by ProAssurance and its subsidiaries during each of the last three fiscal years with respect to (i) the Company's Chief Executive Officer and (ii) the four most highly compensated persons considered to be executive officers or their equivalent. Because ProAssurance did not begin its business as the holding company for Medical Assurance and Professionals Group until June 27, 2001, the summary treats Medical Assurance and Professionals Group as subsidiaries of ProAssurance as if the consolidation occurred on January 1, 2000.

                           SUMMARY COMPENSATION TABLE

                                                                                    LONG TERM COMPENSATION
                                                                          ------------------------------------------
                                         ANNUAL COMPENSATION                AWARDS
                               ----------------------------------------   ----------
                                                           OTHER ANNUAL   RESTRICTED                       PAYOUT
                                                           COMPENSATION     STOCK                        -----------
 NAME AND PRINCIPAL POSITION   YEAR   SALARY    BONUS(1)       (2)        AWARDS(3)    OPTIONS/SARS(4)   LTIP PAYOUT
-----------------------------  ----   -------   --------   ------------   ----------   ---------------   -----------
                                        ($)       ($)          ($)           ($)             (#)             ($)
A. Derrill Crowe.............  2002   550,000   277,205        -0-             -0-         100,000           -0-
  Chairman and                 2001   463,375   161,245        -0-             -0-             -0-           -0-
  CEO of ProAssurance          2000   463,375       -0-        -0-             -0-             -0-           -0-
Victor T. Adamo..............  2002   450,000   181,906        -0-           3,000          75,000           -0-
  Vice Chairman and            2001   418,000   169,844        -0-             -0-             -0-           -0-
  President of ProAssurance    2000   376,589   150,000        -0-             -0-             -0-           -0-
Paul R. Butrus...............  2002   440,000    81,125        -0-             -0-          25,000           -0-
  President, Vice Chairman     2001   436,425    26,874        -0-             -0-             -0-           -0-
  of ProAssurance              2000   439,443       -0-        -0-             -0-             -0-           -0-
Howard H. Friedman...........  2002   325,000   122,781        -0-           6,000          50,000           -0-
  Secretary and Senior         2001   250,000    53,748        -0-           1,400             -0-           -0-
  Vice President of            2000   181,060       -0-        -0-           1,050             -0-           -0-
  ProAssurance
James J. Morello.............  2002   210,000    56,938        -0-           6,000          40,000           -0-
  Treasurer and Senior Vice    2001   200,850    53,748        -0-          14,252             -0-           -0-
  President of ProAssurance    2000   203,668       -0-        -0-          14,060             -0-           -0-


                                  ALL OTHER
 NAME AND PRINCIPAL POSITION   COMPENSATION(5)
-----------------------------  ---------------
                                     ($)
A. Derrill Crowe.............       24,886
  Chairman and                      20,890
  CEO of ProAssurance               21,048
Victor T. Adamo..............       22,878
  Vice Chairman and                 29,038
  President of ProAssurance         27,100
Paul R. Butrus...............       24,886
  President, Vice Chairman         122,652
  of ProAssurance                   21,048
Howard H. Friedman...........       24,886
  Secretary and Senior              20,890
  Vice President of                 21,048
  ProAssurance
James J. Morello.............       24,886
  Treasurer and Senior Vice         51,911
  President of ProAssurance         21,048

---------------

(1) The bonus compensation was paid in cash and ProAssurance common stock. The shares of common stock have been issued as stock awards under the ProAssurance Incentive Compensation Stock Plan and are valued at the closing price of a share on the New York Stock Exchange on the date of the award. The bonus compensation includes the following number of shares of Common Stock for the Named Executive Officers: Dr. Crowe -- 5,850 shares in 2002 and 4,464 shares in 2001; Mr. Adamo -- 3,835 shares in 2002 and 4,702 shares in 2001; Mr. Butrus 1,705 shares in 2002 and 744 shares in 2001; Mr. Friedman -- 2,585 shares in 2002 and 1,488 shares in 2001; and Mr.
    Morello -- 1,193 shares in 2002 and 1,488 shares in 2001.
(2) Excludes perquisites and other personal benefits, securities or property paid to a Named Executive Officer in an aggregate amount equal to the lesser of $50,000 or 10% of the annual salary and bonus of such executive.
(3) The shares acquired with loan proceeds under Amended and Restated ProAssurance Corporation Stock Ownership Plan are treated as restricted stock awards in the Summary Compensation Table. ProAssurance made no loans to its executive officers and directors under the plan after the effective date of the Sarbanes-Oxley Act of 2002 on July 30, 2002. Effective December 1, 2002, the Stock Ownership Plan was amended to eliminate the loans to employees and to provide for matching grants from the Company that are used to purchase shares of the Company's common stock in the open market for the account of participating employees prior to vesting. The unvested shares acquired with the matching grants are also treated as restricted stock awards in the table. The amounts reflected in the table represent the loans and matching grants made to the Named Executive Officers under the plan during 2002, and loans made in 2001 and 2000. At December 31, 2002, ProAssurance had outstanding loans and unvested grants under the plan to Mr. Adamo in the approximate amount of $3,000 that have been used to purchase 168 shares having a value of $3,568 on that date; to Mr. Friedman in the approximate amount of $13,689 that have been used to purchase 593 shares having a value of $12,472 on that date; and to Mr. Morello in the amount of approximately $47,185 that have been used to purchase 1,921 shares having a value of $40,348 on that date. Loans are forgiven and shares purchased with grants are fully vested if a participant remains in the employ of the Company for three years (four years for loans made prior to January 1, 2002), or until his prior retirement, death or disability, or until a change of control of the Company.

(4) The table reflects options granted under the Company's Incentive Compensation Stock Plan in the year the options were granted. The table does not reflect options for ProAssurance common stock that were substituted under the Consolidation Agreement for the outstanding options to purchase Medical Assurance common stock and Professionals Group common stock that were granted to their former employees prior to 2000.
(5) Other compensation includes (i) compensation paid to certain of the Named Executive Officers in 2001 for accrued and unused vacation in connection with the adoption of a new vacation policy adopted effective January 1, 2002, as follows: Mr. Butrus -- $35,621 in cash and 4,469 shares of ProAssurance common stock having a value of $66,141 and Mr. Morello -$10,863 in cash and 1,362 shares of ProAssurance common stock having a value of $20,158; (ii) matching contributions for purchases of common stock to Mr. Adamo under the Professionals Group Stock Purchase Plan of $4,000 for 2001 and $5,000 for 2000; (iii) contributions under the Medical Assurance Pension Plan, a qualified defined contribution retirement plan, to each of Messrs. Crowe, Butrus, Morello and Friedman in the following amounts -- $24,886 for 2002, $20,890 for 2001, and $21,098 for 2000; (iv) contributions for the account of Mr. Adamo under the ProNational Insurance Company Stock Ownership Plan, a qualified profit sharing retirement plan, and the ProNational Insurance Company Employees' Savings and Retirement Plan, a Section 401(k) contributory retirement plan with discretionary matching contributions, in the following amounts: $22,878 for 2002 (includes contributions to the Medical Assurance Pension Plan for part of 2002), $17,000 for 2001, and $22,100 for 2000; and (v) $8,038 paid to Mr. Adamo in 2001 because of an extra payroll period resulting from the integration of operations in the consolidation.

EQUITY INCENTIVE PLANS

     The Company assumed all of the options previously granted under Medical Assurance's Incentive Compensation Stock Plan and Professionals Group's 1996 Long Term Stock Incentive Plan in its consolidation with Medical Assurance and Professionals Group. Outstanding options to acquire shares of Medical Assurance common stock were converted into options to acquire 398,625 shares of ProAssurance common stock, and outstanding options to acquire shares of Professionals Group common stock were converted into options to acquire 458,680 shares of ProAssurance common stock. On November 19, 2001, the Company prospectively assumed Medical Assurance's plan by substituting its common stock for the shares of Medical Assurance common stock reserved for future awards under the plan. At the 2002 annual meeting, the stockholders of the Company approved the assumption of the plan under the name "ProAssurance Corporation Incentive Compensation Stock Plan."

     The following table sets forth information as of December 31, 2002, with respect to equity securities authorized for issuance pursuant to compensation plans previously approved by the stockholders of the Company and compensation plans not previously approved by the Company's stockholders. For purpose of this table, the shares to be issued pursuant to outstanding options assumed under the Consolidation Agreement are considered shares to be issued under a compensation plan approved by the Company's stockholders because the Consolidation Agreement was approved by the Medical Assurance stockholders and the Professionals Group stockholders.

                      EQUITY COMPENSATION PLAN INFORMATION

                                                                                         NUMBER OF SECURITIES
                                                                                        REMAINING AVAILABLE FOR
                                                                                         FUTURE ISSUANCE UNDER
                                       NUMBER OF SECURITIES TO     WEIGHTED-AVERAGE       EQUITY COMPENSATION
                                       BE ISSUED UPON EXERCISE    EXERCISE PRICE OF        PLANS (EXCLUDING
                                       OF OUTSTANDING OPTIONS,   OUTSTANDING OPTIONS,   SECURITIES REFLECTED IN
                                         WARRANTS AND RIGHTS     WARRANTS AND RIGHTS          COLUMN (A))
                                       -----------------------   --------------------   -----------------------
PLAN CATEGORY                                    (A)                     (B)                      (C)
-------------                          -----------------------   --------------------   -----------------------
Equity compensation plans approved by
  security holders...................         1,103,037                 $19.46                 1,005,680
Equity compensation plans not
  approved by security holders.......               -0-                    N/A                       -0-
          Total......................         1,103,037                 $19.46                 1,005,680

     The purpose of the Company's Incentive Compensation Stock Plan is to secure or retain the services of key employees who include officers, directors and other employees of the Company and its subsidiaries. The Compensation Committee has full authority, in its discretion, to grant awards under the plan, to determine the eligible persons to whom awards shall be granted and the number of shares to be covered by each award. Awards may be granted in the form of incentive stock options, nonqualified stock options, and reload options, as well as restricted and other stock grants. Non-employee directors and advisory directors are eligible to participate in the plan but only to the extent they elect to receive stock awards in lieu of their regular cash compensation.

STOCK OPTIONS GRANTED IN 2002

     The following table shows the grants of stock options to the Chief Executive Officer and the other Named Executive Officers pursuant to the Incentive Compensation Stock Plan. Stock Awards granted under the plan to such Named Executive Officers are disclosed in Footnote (1) to the "Summary Compensation Table." See also "COMPENSATION COMMITTEE REPORT."

                               INDIVIDUAL GRANTS

                                                   % OF TOTAL
                                                    OPTIONS                                         GRANT
                                       NUMBER      GRANTED TO                                        DATE
                                      OPTIONS     EMPLOYEES IN   EXERCISE PRICE PER   EXPIRATION   PRESENT
NAME                                 GRANTED(1)   FISCAL YEAR         SHARE(1)           DATE      VALUE(2)
----                                 ----------   ------------   ------------------   ----------   --------
A. Derrill Crowe, M.D..............   100,000          24%             $16.80         01/15/2012   $697,000
Victor T. Adamo....................    75,000          18%             $16.80         01/15/2012   $522,750
Paul R. Butrus.....................    25,000           6%             $16.80         01/15/2012   $174,250
Howard H. Friedman.................    50,000          12%             $16.80         01/15/2012   $348,500
James J. Morello...................    40,000          10%             $16.80         01/15/2012   $278,800

     - The options were granted on January 15, 2002, pursuant to the Incentive Compensation Stock Plan at an exercise price equal to $16.80, being the closing price of a share of Common Stock on the New York Stock Exchange on that date. The options vest in five equal annual installments commencing July 15, 2002.

     - Based on the Black-Scholes Option Pricing Model adopted for use in valuing executive stock options. The actual value, if any, an executive may realize will depend upon the excess of the stock price over the exercise price on the date the option is exercised, so that there is no assurance that the value realized by an executive will be at or near the value estimated by the Black-Scholes Model. The assumptions used in calculating the Black-Scholes value of the options were expected volatility of .34, risk-free return to 4.6% and a dividend value of -0-, and six years before exercise.

OPTION EXERCISES AND OPTION VALUES FOR 2002

     The following table sets forth information with respect to exercisable and unexercisable options held by the Chief Executive Officer and other Named Executive Officers for the year ended December 31, 2002. For years prior to 2001, the options were granted to the Named Executive Officers (except Mr. Adamo) under the Medical Assurance Incentive Compensation Stock Plan and were converted into options to acquire ProAssurance common stock under the Consolidation Agreement. Options granted to Mr. Adamo prior to 2001 were granted under Professionals Group's 1996 Long Term Stock Incentive Plan and were converted into options to acquire ProAssurance common stock under the Consolidation Agreement.

                                                                     NUMBER OF
                                                                     SECURITIES          VALUE OF UNEXERCISED
                                                               UNDERLYING UNEXERCISED        IN-THE-MONEY
                                                                  OPTIONS/SARS AT       OPTIONS/SARS AT FISCAL
                                        SHARES       VALUE      FISCAL YEAR-END (#)          YEAR-END ($)
                                     ACQUIRED ON    REALIZED        EXERCISABLE/             EXERCISABLE/
NAME                                 EXERCISE (#)     ($)         UNEXERCISABLE(1)         UNEXERCISABLE(1)
----                                 ------------   --------   ----------------------   ----------------------
A. Derrill Crowe...................      -0-          -0-          188,517/80,000          $84,000/$336,000
Victor T. Adamo....................      -0-          -0-          142,776/60,000         $525,549/$252,000
Paul R. Butrus.....................      -0-          -0-          173,739/20,000           $21,000/$84,000
Howard H. Friedman.................      -0-          -0-           10,000/40,000          $42,000/$168,000
James J. Morello...................      -0-          -0-           15,950/32,000          $33,600/$134,400

---------------

(1) Based on the closing price of $21.00 as reported on the New York Stock Exchange on December 31, 2002.

     The following table sets forth certain information concerning stock options/SARs granted to the Named Executive Officers under the MEEMIC Holdings, Inc. Stock Compensation Plan.

                                                                    NUMBER OF
                                                                    SECURITIES          VALUE OF UNEXERCISED
                                                              UNDERLYING UNEXERCISED        IN-THE-MONEY
                                                                 OPTIONS/SARS AT       OPTIONS/SARS AT FISCAL
                                       SHARES       VALUE      FISCAL YEAR-END (#)          YEAR-END ($)
                                    ACQUIRED ON    REALIZED        EXERCISABLE/             EXERCISABLE/
NAME                                EXERCISE (#)     ($)          UNEXERCISABLE            UNEXERCISABLE
----                                ------------   --------   ----------------------   ----------------------
Victor T. Adamo...................     20,000      $378,000            -0-                      -0-

---------------

(1) Based on the closing price of $28.90 as reported by NASDAQ on date of exercise. Mr. Adamo surrendered 10,772 shares otherwise issuable upon the exercise of the option in payment of the exercise price and withholding taxes in a cashless exercise of the option.

STOCK PURCHASE PLAN

     At its meeting in December 2001, the Board of Directors of ProAssurance amended and restated the Medical Assurance, Inc. Thrift Plan to reflect the assumption and amendment of the plan by ProAssurance under the name of the ProAssurance Corporation Stock Ownership Plan (the "Stock Purchase Plan"). Effective January 1, 2002, each employee and director of ProAssurance and its wholly-owned subsidiaries who has completed six months of service became eligible to participate in the Stock Purchase Plan at his or her election. ProAssurance loans participating employees an amount equal to 100% of the first $2,000 deposited by the participating employee under the Stock Purchase Plan and 50% of the next $8,000 deposited by the participating employee during a calendar year. The deposits and loan proceeds are used to purchase ProAssurance common stock in the open market for the account of the employees participating in the Stock Purchase Plan. The shares purchased and any dividends paid thereon are pledged as security for the loans to the participating employees who are entitled to vote the shares. Each loan is forgiven and the shares purchased with the deposits and loan proceeds are released after three years if the employee remains employed with ProAssurance. For periods prior to January 1, 2002, Medical Assurance loaned $.35 for each $.65 deposited by a participating employee under the Medical Assurance Thrift Plan, and the loan was forgiven if the employee remained employed with Medical Assurance or a subsidiary for four years.

     ProAssurance ceased making loans to its executive officers and directors under the Stock Purchase Plan on the effective date of the Sarbanes-Oxley Act of 2002, July 30, 2002. Effective December 1, 2002, the Stock Purchase Plan was amended to provide for grants to employees rather than loans from ProAssurance. Matching grants are made to participants in same ratio that the matching loans were made under the plan prior to the amendment. The proceeds from the grants are used to purchase shares of ProAssurance common stock in the public market. The shares so purchased are held for the account of each participant, but do not vest until the first to occur of the following: (i) the participant remains in the employ of ProAssurance or a subsidiary for three years; (ii) the participant terminates such employment by reason of his or her disability, death or retirement; or (iii) a "change of control" of ProAssurance occurs. All unvested shares are forfeited when the participant terminates his or her employment.

     Like the loans, the grants are matched against cash contributions made to the plan by participant or against shares of ProAssurance common stock deposited with the Stock Purchase Plan by a participant. The participant owns the shares purchased with his or her cash contributions and/or deposited with the plan. If the participant withdraws his or her owned shares from the plan, all unvested shares are forfeited.

EMPLOYMENT AGREEMENT

     Dr. Crowe's employment agreement with Medical Assurance was automatically renewed for a three year term that will expire on December 31, 2005. The employment agreement provides for an annual salary to be established by the Board of Directors each year. Medical Assurance may terminate the employment agreement only for "good cause," as defined in the employment agreement. If Medical Assurance terminates Dr. Crowe's employment agreement other than for "good cause," Medical Assurance is obligated to pay to Dr. Crowe monthly payments each equal to one-twelfth of Dr. Crowe's salary for the remainder of the term of his employment agreement. If the Board of Directors selects someone other than Dr. Crowe as Chief Executive Officer of Medical Assurance or substantially changes Dr. Crowe's duties without his consent or agreement, except for "good cause," Medical Assurance is obligated to pay to Dr. Crowe eight monthly payments each equal to one-twelfth of Dr. Crowe's salary. The employment agreement automatically renews for three years unless the Board or Dr. Crowe elects not to renew the employment agreement.

SEVERANCE AGREEMENTS

     ProAssurance has entered into a Release and Severance Compensation Agreement ("Severance Agreement") with the Named Executive Officers (other than Dr. Crowe and Mr. Butrus) and several other key executives of ProAssurance and its subsidiaries. The Severance Agreement provides the executive severance compensation in the event that the executive is terminated without cause, or voluntarily resigns for "good reason." The severance compensation includes an amount equal to the executive's annual base salary; an amount equal to the executive's average annual incentive award (generally calculated as the average of the prior three years); continuation of health care benefits for 12 months; and outplacement services. The executive may assert good reason in certain enumerated circumstances including demotion, relocation, a reduction in base salary, or the failure of any successor of ProAssurance to assume the Severance Agreement.

     The terms of the Severance Agreement with Victor T. Adamo are similar in format, but more expansive than those described above. His severance benefits are established at two times base salary and average bonus, and include health care benefits for 18 months. Mr. Adamo may voluntarily and unilaterally terminate his employment and receive severance benefits until the later of June 27, 2005 or two years after a successor to Dr. Crowe is selected.

RELATED TRANSACTIONS

     On January 29, 2003, MEEMIC Holdings completed the purchase of the shares of its common stock held by its minority shareholders at a price of $29.00 per share by means of a cash tender offer followed by a cash merger. ProAssurance beneficially owned 84% of the outstanding stock of MEEMIC Holdings through its subsidiary ProNational Insurance Company immediately preceding the completion of the transaction. The transaction was approved by a committee of independent directors of MEEMIC Holdings not affiliated with

ProAssurance and was subject to the satisfaction of several conditions, including, without limitation, approval by the stockholders other than ProAssurance and its affiliates, receipt of a fairness opinion from an independent financial advisor, receipt of regulatory approvals, and no indication from the rating agencies that the transaction will result in a current reduction of the current ratings of MEEMIC Insurance Company.

     The merger agreement required MEEMIC Holdings to make a cash tender offer for all of its shares not held by ProNational at a price of $29.00. Upon completion of the tender offer, the merger agreement provided that MEEMIC Holdings would be merged into a wholly owned subsidiary of ProNational and continue as a wholly owned subsidiary of ProNational; shares of its common stock held by persons other than ProNational and not surrendered in the tender offer would be converted into cash at the rate of $29.00 per share; and each holder of an outstanding option to acquire MEEMIC Holdings common stock would be entitled to receive in settlement of such option cash in an amount equal to the difference between $29.00 and the exercise price per share. In accordance with the terms of the tender offer and the merger, Mr. Adamo, a director and Vice Chairman and President of ProAssurance, surrendered 18,188 shares of MEEMIC Holdings common stock for $527,452 and Ms. Putallaz, a director of ProAssurance, surrendered 500 shares for $14,500. Additionally, Lynn Kalinowski, President and a director of MEEMIC Holdings, surrendered 9,660 shares and 20,000 options for a total of $660,140, and William P. Sabados, Vice President of ProAssurance, surrendered 8,960 shares and 20,000 options for a total of $639,840. Shares of MEEMIC Holdings common stock were publicly traded in the NASDAQ national market (NASDAQ Symbol: MEMH) prior to completion of the transaction and were delisted upon its completion.

COMPENSATION COMMITTEE REPORT

     The Compensation Committee of the Board of Directors of ProAssurance adopts compensation policies and practices for the Board of Directors. The Compensation Committee, which is comprised entirely of independent directors, establishes all elements of compensation for the Chief Executive Officer and, in conjunction with the Chief Executive Officer, establishes the elements of compensation for other senior officers of ProAssurance. The Compensation Committee administers the ProAssurance Corporation Incentive Compensation Stock Plan that is available to provide incentive awards to selected executives and employees of ProAssurance and its subsidiaries.

     The executive compensation policy of ProAssurance is to offer competitive compensation in comparison to market practices to attract and retain individuals and to reward individuals based on performance. There are three components of executive compensation:

     - Base salary compensation

     - Annual incentive compensation

     - Long term incentive compensation.

     Historically, ProAssurance and its predecessor companies have established salaries at a level intended to reflect on executive's level of responsibilities in comparison to compensation survey data for other property/casualty insurance companies and publicly traded insurance groups of similar size and product lines. The annual and long term incentive compensation awards have been made to executives based on performance that the Committee believes will increase the value of ProAssurance. The Compensation Committee intends to follow these practices.

  THE COMPENSATION COMMITTEE'S REPORT ON EXECUTIVE COMPENSATION FOLLOWS:

     The officers of ProAssurance and its subsidiaries, including the Chief Executive Officer, are compensated through a combination of salary and incentive compensation. The primary purposes of ProAssurance's compensation program is to attract and retain qualified individuals and to motivate and reward individuals based on performance. Salary and annual incentive compensation are focused on both current and long-term performance. Options awarded under ProAssurance's Incentive Compensation Stock Plan are provided to reward senior executives for taking action that contributes to ProAssurance's long-term growth and success, and to link the interests of the senior executives to those of ProAssurance's stockholders. We believe that making portions of executive compensation subject to short-term and long-term corporate interests will provide an incentive for increasing stockholder value over the long term and will more closely align the interest of senior executives with those of stockholders.

     It is our goal to establish salaries that are competitive in comparison to market practices and reflect a senior executive's scope of responsibilities, level of experience, individual performance and contribution to the business. In establishing salaries, we review executive compensation survey data for property/casualty insurance companies and publicly traded insurance groups of similar size and product lines. We also consider, among other factors, job responsibilities and job performance, education, training and market opportunities.

     We award annual incentive compensation to the senior executives based upon our assessment of ProAssurance's performance against:

     - certain established corporate goals under the organization's strategic plans,

     - the market performance of ProAssurance common stock as compared with an insurance industry benchmark index, and

     - the contribution made by each senior executive to ProAssurance's current and future performance.

     We encourage stock ownership by senior executives. In prior years and in 2002 annual incentive awards have been paid partly in common stock as grants of stock under the Incentive Compensation Stock Plan. In addition, options to purchase shares of common stock were awarded under the Incentive Compensation Stock Plan.

     ProAssurance's executive officers are also eligible to participate in compensation and benefit programs generally available to other employees, such as the stock ownership plan, the pension and 401(k) plans, healthcare and supplemental life, and disability insurance programs.

     For 2002, ProAssurance's chief executive officer was A. Derrill Crowe, M.D., Chairman and Chief Executive Officer. The Summary Compensation Table shows the amounts and type of compensation paid to Dr. Crowe for 2002. Dr. Crowe's base salary was determined using survey data of peer executives after giving consideration to the success of Dr. Crowe's leadership at ProAssurance. For 2002, Dr. Crowe was awarded an annual incentive award as a result of the Committee's evaluation of Dr. Crowe's strategic leadership of ProAssurance and the achievement of corporate goals under the organization's strategic plan. Evidence of Dr. Crowe's leadership can be found in: ProAssurance's financial progress during 2002 including an increase in book value and revenues; excellent claims-paying-ability ratings; the successful follow-on offering of common stock; the successful tender offer for the minority shares in MEEMIC Holdings; and the continuing emergence of ProAssurance as an industry leader. We also examined the performance of ProAssurance common stock that was substantially better than the performance of that of the property and casualty insurance industry as a whole. The key judgment we made in determining Dr. Crowe's 2002 compensation was our assessment of his ability and dedication to enhancing the long-term value of ProAssurance for its stockholders by continuing to provide the leadership and vision that he has provided throughout his tenure at ProAssurance and its predecessor. For these reasons, we deem Dr. Crowe's compensation package to be appropriate.

     The Compensation Committee
     Robert E. Flowers, Chairman
     Leon C. Hamrick
     John J. McMahon, Jr.
     March 3, 2003

     The Compensation Committee Report does not constitute soliciting material. It is not considered filed by ProAssurance and shall not be incorporated by reference in any other filings by ProAssurance under the Securities Act of 1933 or the Securities Exchange Act of 1934, unless specifically provided by ProAssurance.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation Committee in 2002 were Robert E. Flowers, Chairman; Leon C. Hamrick; and John J. McMahon, Jr.

     No executive officer of ProAssurance served as a member of the Compensation Committee (or other board committee performing equivalent functions or, in the absence of such committee, the entire board) of another entity, one of whose executive officers served on the compensation committee of ProAssurance. No executive officer of ProAssurance served as a director of another entity, one of whose executive officers served on the Compensation Committee of ProAssurance.

STOCK PERFORMANCE GRAPH

     The following graphs are included to assess the performance of management by comparing the market value of ProAssurance common stock with other public companies and public companies in the insurance industry. Upon consummation of the consolidation on June 27, 2001, each outstanding share of Medical Assurance common stock was converted into a share of ProAssurance common stock; the Medical Assurance common stock was delisted on the New York Stock Exchange; and the ProAssurance common stock began trading on the New York Stock Exchange on the next business day. The consolidation of Medical Assurance into ProAssurance was treated as a corporate reorganization similar to a pooling of interests for accounting purposes and was treated as a corporate name change from Medical Assurance to ProAssurance for listing purposes on the New York Stock Exchange. Accordingly the Stock Performance Graph tracks the market value of a share of Medical Assurance common stock for periods prior to June 27, 2001.

     The graph sets forth the cumulative total stockholder return (assuming reinvestment of dividends) to stockholders during the five years ended December 31, 2002, as well as an overall stock market index (Russell 2000) and a peer group index (SNL Property & Casualty) for the five years ended December 31, 2002.

 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN* AMONG PROASSURANCE CORPORATION,
          THE RUSSELL 2000 INDEX AND THE SNL PROPERTY & CASUALTY INDEX

                              (PERFORMANCE GRAPH)

-------------------------------------------------------------------------------------
                             12/97     12/98     12/99     12/00     12/01     12/02
-------------------------------------------------------------------------------------
 ProAssurance Corporation   100.00    135.78     87.01     71.96     75.80     90.55
 Russell 2000               100.00     97.45    118.17    114.60    117.45     93.39
 SNL Property & Casualty    100.00     93.78     67.50    105.73    102.51     95.11

          STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of March 31, 2003, information regarding the ownership of Common Stock (i) by each person known by management of ProAssurance who beneficially owns more than 5% of the outstanding Common Stock ("Principal Stockholders"), (ii) by the executive officers named in the

"Summary Compensation Table" under REMUNERATION OF MANAGEMENT ("Named Executive Officers"), (iii) by each of the Company's directors, and (iv) by all directors and officers of the Company as a group.

                                                              AMOUNT & NATURE
                                                               OF BENEFICIAL    PERCENT
                                                               OWNERSHIP(1)     OF CLASS
                                                              ---------------   --------
PRINCIPAL STOCKHOLDERS(2)
T. Rowe Price Associates, Inc.(3)...........................     2,163,944         7.5%
  100 East Pratt Street
  Baltimore, Maryland 21202
Dimensional Fund Advisors, Inc.(4)..........................     1,478,121         5.1%
  1299 Ocean Avenue, 11th Floor
  Santa Monica, California 90401
Royce & Associates, Inc.(5).................................     2,281,879         7.9%
  1414 Avenue of the Americas
  New York, New York 10019
DIRECTORS AND NOMINEES
Victor T. Adamo, Esq.(6)(8).................................       172,112          .6%
Lucian F. Bloodworth........................................         1,271           *
Paul R. Butrus (6)..........................................       398,579         1.4%
A. Derrill Crowe (6)(7)(8)..................................     2,368,368         8.1%
Robert E. Flowers...........................................        24,830          .1%
Leon C. Hamrick.............................................         4,226           *
John J. McMahon.............................................         1,724           *
John P. North...............................................         2,418           *
Ann F. Putallaz(8)..........................................         9,998           *
William H. Woodhams, M.D....................................         9,749           *
Wilfred W. Yeargan, M.D.....................................         4,812           *
OTHER NAMED EXECUTIVE OFFICERS
Howard H. Friedman(6)(8)....................................        16,334          .1%
James J. Morello (6)(8).....................................        39,271          .1%
All Directors and Officers as a Group (15 Persons)..........     3,080,697        10.5%

---------------

 *  Less than 1%.
(1) Except as otherwise indicated, the persons named in the above table have sole voting power and investment power with respect to all shares of Common Stock shown as beneficially owned by them. The information as to beneficial ownership of Common Stock has been furnished by the respective persons listed in the above table. Unless otherwise indicated, the information also includes the number of shares that may be acquired pursuant to unexercised options on or before May 30, 2003.
(2) A. Derrill Crowe, the Chairman and Chief Executive Officer, is a beneficial owner of over five percent (5%) of the common stock, a Named Executive Officer, and a director of ProAssurance. Each of Victor T. Adamo, Vice Chairman, President and Chief Operating Officer, and Paul R. Butrus, Vice Chairman, is a Named Executive Officer and a director of ProAssurance. The share ownership of each of Dr. Crowe, Mr. Adamo and Mr. Butrus is reflected in their capacities as directors in the above table.
(3) In a Schedule 13G filed with the SEC, T. Rowe Price Associates, Inc., an investment adviser, disclosed that as of December 31, 2002, it had sole voting power with respect to 603,400 shares of Common Stock and sole dispositive power with respect to 2,163,944 shares of Common Stock. T. Rowe Price Small-Cap Value Fund, Inc. reported in the same report that as of December 31, 2002, it had sole voting power with respect to 1,479,700 shares of Common Stock representing approximately 5.1% of the outstanding Common Stock. T. Rowe Price Associates serves as investment adviser to T. Rowe Price Small-Cap Value Fund, Inc., an investment company. The shares reported by T. Rowe Price Small-Cap Value Fund, Inc. are included in the shares which
    T. Rowe Price Associates, Inc. reported as beneficially owned.

(4) In a Schedule 13G filed with the SEC, Dimensional Fund Advisors, Inc., an investment adviser, disclosed that it furnishes investment advice to four investment companies registered under the Investment Company Act of 1940 and serves as investment manager to certain other commingled group trusts and separate accounts and that as of December 31, 2002, it had sole voting power and sole dispositive power with respect to 1,478,121 shares of Common Stock owned by such entities.
(5) In a Schedule 13G filed with the SEC, Royce & Associates, Inc., an investment adviser, disclosed that as of December 31, 2001, it had sole voting power and sole dispositive power with respect to 2,281,879 shares of Common Stock.
(6) Includes the following shares that may be acquired upon exercise of stock options on or before May 30, 2003: Mr. Adamo -- 142,776 shares; Mr.
    Butrus -- 173,739 shares; Dr. Crowe -- 188,517 shares; Mr.
    Friedman -- 10,000 shares; and Mr. Morello -- 15,950 shares. Also includes the following shares owned of record by the Company's retirement plans: 392 shares for the account of Mr. Adamo, 11,742 shares for the account of Dr. Crowe, 9,164 shares for the account of Mr. Butrus, and 4,755 shares for the account of Mr. Morello.
(7) Includes 1,162,791 shares owned of record by Crowe Family Partners, Ltd., a Colorado limited partnership of which Dr. Crowe is the sole general partner, 1,285 shares owned of record by Dr. Crowe's wife, and 46,928 shares owned of record by Dr. Crowe as trustee of four trusts for the benefit of the minor children of Dr. Crowe and his wife.
(8) Includes the following shares subject to forfeiture under the Company's Stock Ownership Plan: 439 shares for the account of Mr. Adamo; 271 shares for the account of Mr. Bloodworth; 615 shares for the account of Dr. Flowers; 615 shares for the account of Dr. Hamrick; 271 shares for the account of Mr. McMahon; 615 shares for the account of Mr. North; 469 shares for the account of Ms. Putallaz; 615 shares for the account of Dr. Woodhams; 699 shares for the account of Mr. Friedman; and 1,748 shares for the account of Mr. Morello.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who beneficially own more than 10% of the Common Stock ("Section 16 Insiders"), to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Section 16 Insiders are required by the SEC regulations to furnish the Company with copies of all SEC forms required under Section 16(a) of the Securities Exchange Act of 1934 ("Section 16(a) Forms"). Based solely on a review of the Section 16(a) Forms as furnished to the Company, all Section 16 Insiders filed their Section 16(a) Forms in a timely manner for 2002.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     Ernst & Young LLP was engaged as independent public accountants of ProAssurance for 2002. Representatives from Ernst & Young, LLP will be present at the annual meeting, will have the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

     The fees billed by Ernst & Young LLP to the Company for services rendered for the fiscal year ended December 31, 2002, include the following:

     Audit Fees. The estimated aggregate fees billed by Ernst & Young LLP for professional services rendered for the audit of ProAssurance's annual financial statements for the fiscal year ended December 31, 2002, and for the reviews of the financial statements included in ProAssurance's Quarterly Reports on Form 10-Q for 2002 were $710,812.

     Financial Information Systems Design and Implementation Fees. Ernst & Young LLP did not bill any fees for professional services rendered for information technology services relating to financial information systems design and implementation for the fiscal year ended December 31, 2002.

     All Other Fees. The estimated aggregate fees billed by Ernst & Young LLP for other services in the fiscal year ended December 31, 2002, were $734,357, including $331,918 for audit related services on the employee benefit plans of ProAssurance and MEEMIC Holdings, Inc., accounting services related to ProAssurance's follow-on public offering, accounting services related to MEEMIC Holdings' cash tender offer and merger, and consents for the registration statements on Form S-8; $342,302 for tax advice; and $60,137 for other fees, including cash management services.

     The Audit Committee has assumed responsibility for selection of ProAssurance's independent public accountants for fiscal year 2003 due to changes mandated by the Sarbanes-Oxley Act of 2002, and has not yet made its selection.

                         REPORT OF THE AUDIT COMMITTEE

     The role of the Audit Committee, comprised of Messrs. North, Bloodworth and Hamrick and Ms. Putallaz for the year ended December 31, 2002, is to assist the Board of Directors in its oversight of ProAssurance's financial reporting process. The Board of Directors, in its business judgment, has determined that all members of the Committee are "independent," as required by applicable listing standards of the New York Stock Exchange. The Committee operates pursuant to a written Charter that has been adopted by the Board of Directors. As set forth in the Audit Committee's Charter, the management of ProAssurance is responsible for the preparation, presentation and integrity of ProAssurance's financial statements, ProAssurance's accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent accountants are responsible for auditing ProAssurance's financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.

     The Committee has discussed with Ernst & Young LLP, ProAssurance's independent auditors, the matters required to be discussed by Statement of Accounting Standards 61 (Communications with Audit Committee). SAS 61, as amended, requires the independent auditors to provide ProAssurance with additional information regarding the scope and results of their audit of ProAssurance's financial statements, including (i) their responsibility under generally accepted auditing standards, (ii) significant accounting policies, including a discussion of their quality, not just their acceptability, (iii) management judgments and estimates, (iv) any significant audit adjustments, (v) any disagreements with management, and (vi) any difficulties encountered in performing the audit.

     The Committee has received from Ernst & Young LLP a letter providing the disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) with respect to any relationships between Ernst & Young LLP and ProAssurance that in their professional judgment may reasonably be thought to bear on independence. Ernst & Young LLP has discussed its independence with the Committee, and has confirmed in such letter that, in its professional judgment, it is independent of ProAssurance within the meaning of the federal securities laws. The Committee has considered whether the non-audit services rendered by ProAssurance's independent auditors during ProAssurance's most recent fiscal year are compatible with maintaining the independence of such auditors and determined that such services are compatible with maintaining such independent status.

     Members of the Committee rely without independent verification on the information provided to them and on the representations made by management and the independent accountants. Accordingly, the Committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Committee's considerations and discussions referred to above do not assure that the audit of ProAssurance's financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that ProAssurance's auditors are in fact "independent."

     Based on the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Committee referred to above and in the Charter, the Committee recommended to the Board that the audited financial statements be included in ProAssurance's Annual Report on Form 10-K for the year ended December 31, 2002, before it was filed with the Securities and Exchange Commission. The Committee has not yet met to select ProAssurance's independent auditors for the fiscal year ending December 31, 2003.

     Audit Committee
     ProAssurance Corporation
     John P. North, Chairman
     Lucian F. Bloodworth
     Leon C. Hamrick
     Ann F. Putallaz
     April 15, 2003

     The Audit Committee Report does not constitute soliciting material. It is not considered filed by ProAssurance and shall not be incorporated by reference in any other filings by ProAssurance under the Securities Act of 1933 or Securities Exchange Act of 1934, unless specifically provided by ProAssurance.

                                 ANNUAL REPORT

     A copy of ProAssurance's Annual Report on Form 10-K for the year ended December 31, 2002, is being mailed with this Notice of Annual Meeting and Proxy Statement. The Annual Report includes all financial statements and financial statements schedules required to be filed with the SEC for the year ended December 31, 2002. The Annual Report includes only a list of the exhibits filed with the SEC. A copy of the exhibits will be furnished without charge to any stockholder of ProAssurance whose proxy is solicited by the foregoing proxy statement, upon the written request of any such person addressed to Mr. Frank B. O'Neil, Senior Vice President, ProAssurance Corporation, Post Office Box 590009, Birmingham, Alabama 35259-0009. Such requests must contain a good faith representation by the person making the request that, as of March 31, 2003, such person was a beneficial owner of ProAssurance's common stock.

             OTHER MATTERS THAT MAY COME BEFORE THE ANNUAL MEETING

     ProAssurance has no present knowledge of any other matters to be presented at the Annual Meeting. If any other matters should properly come before the Annual Meeting, or any adjournment or postponement thereof, it is the intention of the persons named in the accompanying Proxy to vote such Proxy in the manner they deem best.

                           PROPOSALS OF STOCKHOLDERS

STOCKHOLDER PROPOSALS IN PROASSURANCE'S PROXY STATEMENT

     A stockholder of ProAssurance desiring to make a proposal to be acted upon at the 2004 Annual Meeting of Stockholders of ProAssurance must present such proposal to ProAssurance at its principal office in Birmingham, Alabama not later than December 20, 2003, in order for the proposal to be considered for inclusion in the Proxy Statement for the 2004 Annual Meeting of Stockholders. Any such proposal must be made in accordance with the rules and regulations promulgated by the Securities and Exchange Commission. A stockholder may also make a proposal in accordance with the procedures set forth in ProAssurance's Bylaws, which are described below. A copy of ProAssurance's Bylaws may be obtained upon written request at its principal place of business.

STOCKHOLDER PROPOSALS TO BE PRESENTED AT MEETINGS

     ProAssurance's Bylaws require any stockholder who desires to propose any business at the annual meeting of stockholders (other than the election of directors) to give ProAssurance written notice not later than December 1 in the year preceding the annual meeting at which the proposal is to be considered or such other date as may be established by the Board for a particular annual meeting by written notice to the stockholders. The stockholder's notice must set forth (a) a brief description of the business desired to be brought before the meeting and the reasons for considering such matter or matters at the meeting; (b) the name and address of the stockholder who intends to propose such matter or matters; (c) a representation that the stockholder has been a holder of record of stock of the Company entitled to vote at such meeting for a period of one year and intends to hold such shares through the date of the meeting and appear in person or by proxy at such meeting to propose such matter or matters; and (d) any material interest of the stockholder in such matter or matters; and (e) a description of all understandings or relationships between the stockholder and any other person(s) (naming such persons) with respect to the capital stock of ProAssurance as to the matter specified in the notice. The proposal and any accompanying statement may not exceed 500 words. Stockholders are not permitted to submit proposals for consideration at special meetings.

STOCKHOLDER NOMINATIONS FOR DIRECTORS

     ProAssurance's Bylaws also require that a stockholder who desires to nominate directors at an annual meeting of stockholders must give ProAssurance written notice of such stockholder's intent not later than December 1 in the year preceding the annual meeting or such other date as may be established by the Board for a particular annual meeting by written notice to the stockholders. The stockholder's notice must set forth (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record at the time of such notice and intends to be a holder of record on the record date for such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the Board solicited proxies for the election of such nominee at the meeting; and (e) the consent of each nominee to serve as a Director of the Company if so elected. The Nominating Committee will consider nominees that are recommended by stockholders in accordance with the procedures in the Bylaws, but will have no obligation to recommend such nominees for election to the Board of Directors.

                                REVOCABLE PROXY
                            PROASSURANCE CORPORATION
              PROXY SOLICITED ON BEHALF OF YOUR BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 28, 2003

The Shareholder executing this Proxy appoints Howard H. Friedman and Frank B. O'Neil, and each of them, each with full power to appoint his or her substitute, attorneys and proxies to represent the Shareholder and to vote and act with respect to all shares of common stock of ProAssurance Corporation ("ProAssurance") that the Shareholder would be entitled to vote on all matters which come before the Annual Meeting of Shareholders of ProAssurance referred to above (the "Annual Meeting") and at any adjournment(s) or postponement(s) of the Annual Meeting.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF PROASSURANCE CORPORATION. IF THIS PROXY IS PROPERLY EXECUTED, THE SHARES OF PROASSURANCE COMMON STOCK REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, SUCH SHARES WILL BE VOTED FOR THE ELECTION AS DIRECTORS OF ALL NOMINEES LISTED HEREIN. THE SHARES OF PROASSURANCE COMMON STOCK REPRESENTED BY THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXIES ON ANY OTHER MATTERS WHICH MAY COME BEFORE THE ANNUAL MEETING.


                 (Continued and to be signed on reverse side.)
-------------------------------------------------------------------------------
                           - FOLD AND DETACH HERE -

                                                      Please mark your
                                                      votes as indicated  [X]
                                                      in this example.

ELECTION OF FOUR (4) DIRECTORS, each to serve       FOR all nominees listed herein    WITHHOLD AUTHORITY to vote
until the year 2006 or until his/her successor         (except as marked to the            for all nominees
is duly elected and qualified:                                 contrary)                    listed herein

John J. McMahon, Jr.                                              [ ]                            [ ]
John P. North, Jr.
William H. Woodhams
Wilfred W. Yeargan, Jr.

NOTE: TO WITHHOLD AUTHORITY TO VOTE FOR ANY
INDIVIDUAL NOMINEE STRIKE A LINE THROUGH THE
NOMINEE'S NAME IN THE LIST ABOVE.


Signature(s)                                   Dated:                   , 2003.
            ----------------------------------        -----------------

Please sign exactly as name appears on this proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by authorized person.

-------------------------------------------------------------------------------
                           - FOLD AND DETACH HERE -

                            YOUR VOTE IS IMPORTANT!
             YOU CAN VOTE BEFORE THE MEETING IN ONE OF THREE WAYS:

                                VOTE BY INTERNET
                         24 hours a day, 7 days a week
   Follow the instructions at our Internet Address: http://www.eproxy.com/pra
                         HAVE YOUR PROXY CARD IN HAND.

       You will be asked to enter your 11-digit Control Number, which is located in the box in the lower right hand corner of this form.
                       Follow the recorded instructions.

                                       OR

                                 VOTE BY PHONE
                         24 hours a day, 7 days a week

  Call toll-free 1-800-840-1208 on a touch tone telephone Follow the recorded instructions. There is NO CHARGE to you for this call. HAVE YOUR PROXY CARD IN HAND. You will be asked to enter your 11-digit Control Number, which is located in the box in the lower right hand corner of this form.

                                       OR

                               VOTE BY PROXY CARD

    Mark, sign and date your proxy card and return promptly in the enclosed envelope. NOTE: IF YOU VOTED BY INTERNET OR TELEPHONE, DO NOT MAIL BACK YOUR
    PROXY CARD UNLESS YOU DESIRE TO CHANGE YOUR VOTE. THANK YOU FOR VOTING.


                                       2